                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                              Pier 1 Imports, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                              PIER 1 IMPORTS, INC.
                         301 COMMERCE STREET, SUITE 600
                            FORT WORTH, TEXAS 76102

                                                                    May 22, 2001

Dear Shareholder:

     On behalf of the Board of Directors and Management, you are cordially invited to attend the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Thursday, June 28, 2001, at the Renaissance Worthington Hotel, Trinity Ballroom, 200 Main Street, Fort Worth, Texas. The formal Notice of the Annual Meeting of Shareholders and Proxy Statement are attached. Please read them carefully.

     It is important that your shares be voted at the meeting in accordance with your preference. If you do not plan to attend, please complete the proxy card located in the envelope's address window by indicating your vote on the issues presented and sign, date and return the proxy in the prepaid envelope provided. Also, the enclosed proxy card contains instructions on voting by telephone instead of executing and returning the card. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

                                           Sincerely,

                                           /s/ MARVIN J. GIROUARD

                                           Marvin J. Girouard
                                           Chairman and Chief Executive Officer

                              PIER 1 IMPORTS, INC.
                         301 COMMERCE STREET, SUITE 600
                            FORT WORTH, TEXAS 76102

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 28, 2001

     The Annual Meeting of Shareholders of Pier 1 Imports, Inc., a Delaware corporation (the "Company"), will be held on June 28, 2001, at 10:00 a.m., local time, at the Renaissance Worthington Hotel, Trinity Ballroom, 200 Main Street, Fort Worth, Texas for the following purposes:

          (1) to elect seven Directors to hold office until the next Annual Meeting of Shareholders;

          (2) to approve an amendment to the Company's Stock Purchase Plan to make all employees eligible to participate; and

          (3) to transact any other business as may properly come before the Annual Meeting or any adjournment.

     Only holders of record of Common Stock at the close of business on May 2, 2001, are entitled to notice of and to vote at the Annual Meeting. A complete list of shareholders entitled to vote will be available for examination at the Company's offices at 301 Commerce Street, Suite 600, Fort Worth, Texas by any Company Shareholder during ordinary business hours for a period of ten days prior to the date of the Annual Meeting.

     To ensure that your vote will be counted, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting. Also, the enclosed proxy card contains instructions on voting by telephone instead of executing and returning the card. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting.

                                      By Order of the Board of Directors,

                                      /s/ J. RODNEY LAWRENCE
                                      J. Rodney Lawrence
                                      Senior Vice President and Secretary

May 22, 2001
Fort Worth, Texas

                 PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY,
         WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING

                              PIER 1 IMPORTS, INC.
                         301 COMMERCE STREET, SUITE 600
                            FORT WORTH, TEXAS 76102

                             ---------------------

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 28, 2001

     This Proxy Statement is being furnished to the holders of Common Stock, par value $1.00 per share (the "Common Stock"), of Pier 1 Imports, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on June 28, 2001, and at any adjournments or postponements thereof. Shareholders representing a majority of the Common Stock outstanding and entitled to vote must be present in person or represented by proxy in order to constitute a quorum to conduct business at the meeting. The Board of Directors has fixed the close of business on May 2, 2001, as the record date for the determination of the Shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, 96,365,006 shares of Common Stock were outstanding and entitled to be voted at the meeting. Each share of Common Stock entitles the registered holder thereof to one vote on each matter submitted to a vote at the meeting.

     All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to the meeting, unless the proxies have been properly revoked prior to voting, will be voted in accordance with the instructions on such proxies. If no instructions are given, proxies will be voted in accordance with the recommendations of the Board of Directors, as noted in this Proxy Statement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by delivery to the Corporate Secretary of the Company at the Company's principal executive offices at 301 Commerce Street, Suite 600, Fort Worth, Texas 76102 of a written notice of revocation bearing a later date than the proxy, or by duly executing and delivering to the Corporate Secretary a subsequent proxy relating to the same shares, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy). The accompanying proxy card also contains instructions on voting by telephone instead of executing and returning the card. Shares voted by telephone may be revoked by providing subsequent telephone voting instructions or by using any method described above for revoking proxies. With regard to all proposals submitted for Shareholder vote, abstentions are not counted as voting for approval of a matter and, therefore, will have the same effect as a vote "against" the matter, even though the Shareholder may interpret such action differently. Votes withheld, including broker non-votes, are neither counted as voting for nor against a matter and, therefore, as to that matter will not be treated as shares present and will be disregarded.

     The accompanying proxy also covers shares of Common Stock held for participants in the Company's Stock Purchase Plan and will serve as voting instructions for the Plan administrators to vote such shares.

     This Proxy Statement and the accompanying proxy are being first sent to Shareholders on May 22, 2001.

                             ELECTION OF DIRECTORS

     Seven Directors of the Company are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders of the Company and until their respective successors shall have been elected and qualified. Unless authority to vote for one or more Directors is withheld, proxies will be voted for the election of the persons listed below or, if any such person shall unexpectedly become unable or unwilling to accept nomination or election, for the election of such other person as the Board of Directors may recommend. Directors will be elected by holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote. Messrs. Girouard, Hoak, Thomas, Burgoyne and Ferrari are

Directors of the Company now in office and are nominees for re-election. Mr. Carreker and Ms. Katz are nominees for election. Mrs. Sally F. McKenzie will continue to serve as a Director until the Annual Meeting at which time she will retire from the Board of Directors. The Board of Directors recommends a vote "FOR" the nominees.

NOMINEES FOR DIRECTORS

MARVIN J. GIROUARD

     Marvin J. Girouard, age 61, has served as Chairman and Chief Executive Officer of the Company and has been a member of the Executive/Nominating Committee since December 1998. He has been a Director of the Company since August 1988. From June 1998 to February 1999, Mr. Girouard served as President and Chief Executive Officer of the Company and from August 1988 to June 1998, Mr. Girouard served as President and Chief Operating Officer. From May 1985 until August 1988, he served as Senior Vice President -- Merchandising of Pier 1 Imports (U.S.), Inc., a wholly owned subsidiary of the Company. He is also a Director of Tandy Brands Accessories, Inc., Brinker International, Inc., and Neptune Orient Lines, Ltd.

JAMES M. HOAK, JR.

     James M. Hoak, Jr., age 57, has been a Director of the Company since September 1991 and is Chairman of the Executive/Nominating Committee and Chairman of the Audit Committee. He has served as Chairman and a Principal of Hoak Capital Corporation (a private equity investment firm) since September 1991. He also served as Chairman of HBW Holdings, Inc. (an investment bank) from July 1996 to November 1999, and continues to serve as a director of that firm. He served as Chairman of Heritage Media Corporation (a broadcasting and marketing services firm) from its inception in August 1987 to its sale in August 1997. From February 1991 to January 1995, he served as Chairman and Chief Executive Officer of Crown Media, Inc. (a cable television company). He is also a Director of PanAmSat Corporation, TeleCorp PCS, Inc., and Texas Industries, Inc.

TOM M. THOMAS

     Tom M. Thomas, age 59, has been a Director of the Company since September 1998, is Chairman of the Compensation Committee and is a member of the Executive/Nominating Committee. Mr. Thomas has served as Senior Partner of Thomas & Culp, L.L.P. (a law firm) since 1994.

JOHN H. BURGOYNE

     John H. Burgoyne, age 59, has been a Director of the Company since February 1999 and is a member of the Compensation Committee. Mr. Burgoyne has served as President of Burgoyne and Associates (an international consulting firm) since March 1996. From May 1995 to March 1996, Mr. Burgoyne served as the General Manager of IBM's Travel Industry sector for their Asia Pacific Region. Prior to that time, he served as the President and General Manager of IBM China Corporation Ltd.

MICHAEL R. FERRARI

     Michael R. Ferrari, age 61, has been a Director of the Company since February 1999 and is a member of the Audit Committee. Dr. Ferrari has served as Chancellor of Texas Christian University since July 1998 and has served as Professor of Management in the M. J. Neeley School of Business at Texas Christian University since July 1998. From 1985 to 1998, he served as President of Drake University.

JAMES D. CARREKER

     James D. Carreker, age 53, is a nominee for Director. He established JDC Holdings (a private equity investment facility) in October 2000. He served as Chairman and Chief Executive Officer of Wyndham International, Inc. (a hotel management company) from January 1996 to October 2000. Prior to that time, he served as President and Chief Executive Officer of Wyndham Hotels and Resorts from 1988 to 1996. Also, he served as President and Chief Executive Officer of the Trammell Crow Company (a real estate development firm) from 1994 to 1995. He served from 1984 to 1988 as President of Burdines, the Florida division of Federated Department Stores. He is a Director of Outrigger Hotels & Resorts, Crow Holdings and Carreker Corporation.

KAREN W. KATZ

     Karen W. Katz, age 44, is a nominee for Director. She has served as President and Chief Executive Officer of Neiman Marcus Direct (a division of the Neiman Marcus Group) since May 2000. Prior to that time, she served as Executive Vice President of Stores for Neiman Marcus Stores from February 1998 to May 2000 and Senior Vice President and Director of Stores of Neiman Marcus Stores from October 1996 to February 1998. Also, she has held various merchandise and store management positions with Neiman Marcus Stores since 1987.

BOARD MEETINGS, COMMITTEES AND FEES

     During the last fiscal year, the Board of Directors of the Company met on four occasions. Each of the Directors attended at least 75% of the total number of meetings of the Board of Directors and of the Committees on which he or she served.

     Each Director who was not an officer of the Company was paid a fee of $33,000 during the past fiscal year and also received $1,750 for each Board meeting attended, $1,000 for each telephonic Board meeting attended, $750 for each committee meeting attended and $500 for each telephonic committee meeting attended. Directors participating in the Director Deferred Stock Program must defer 50%, and may elect to defer up to 100% of their cash fees, which are matched 50% by the Company, into an equivalent value of deferred stock units. Upon retirement from the Board, Directors receive shares of Common Stock in exchange for their deferred stock units. Messrs. Burgoyne, Ferrari, Hoak and Thomas deferred all of their cash fees last year. Each non-employee Director receives an annual grant of stock options under the Company's 1999 Stock Plan covering 6,000 shares of Common Stock. Mrs. McKenzie participates in the Company's Stock Purchase Plan by making monthly contributions and receives 50% matching contributions from the Company. Directors of the Company who are employees of the Company serve without compensation for their services as Directors of the Company.

     Executive/Nominating Committee. The Executive/Nominating Committee is entitled to direct and manage the business and affairs of the Company in the intervals between Board meetings, with all the powers and authority of the Board in the management of the business and affairs of the Company to the extent permitted by law and the By-laws. The Executive/Nominating Committee is also responsible for considering and making recommendations to the Board regarding nominees for election to the Board. The Executive/ Nominating Committee will consider recommendations submitted by Shareholders for nominees for election to the Board. The Executive/Nominating Committee met on three occasions and took action by unanimous written consent on one occasion during the last fiscal year. Executive/Nominating Committee members are Directors Hoak (chairman), Girouard and Thomas.

     Audit Committee. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility relating to the Company's accounting, auditing, financial reporting and systems of internal controls regarding finance and accounting. The Audit Committee recommends a firm of independent auditors for appointment by the Board and reviews their performance, consults with management on the appointment of internal auditors and reviews their performance, and reviews with management and the independent auditors the adequacy of the Company's financial controls and reporting process. The Audit Committee also reviews the Company's quarterly and year-end financial statements. The Audit Committee held six meetings during the last fiscal year. During fiscal 2001, Audit Committee members were Directors Hoak (chairman), McKenzie and Ferrari.

     Compensation Committee. The Compensation Committee establishes, amends and oversees the Company's administration of incentive-based and other compensation plans for senior executive officers and such other executive officers as the Compensation Committee deems appropriate. It also oversees the Company's administration of benefit plans and recommends to the Board compensation of Directors and changes in or the establishment of compensation plans for the Company's employees. The Compensation Committee held three meetings and took action by unanimous written consent on two occasions during the last fiscal year. Compensation Committee members are Directors Thomas (chairman) and Burgoyne.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table indicates the ownership on April 7, 2001, of the Company's Common Stock by each Director and nominee, each executive officer named in the Summary Compensation Table, and all Directors, nominees and executive officers as a group:

                                                                 SHARES      PERCENT
                                                              BENEFICIALLY     OF
NAME                                                          OWNED(1)(2)     CLASS
----                                                          ------------   -------
John H. Burgoyne............................................      21,391       *
Michael R. Ferrari..........................................      19,900       *
Marvin J. Girouard..........................................   1,620,510      1.67%
James M. Hoak, Jr. .........................................     188,246       *
Jay R. Jacobs...............................................      86,856       *
J. Rodney Lawrence..........................................     230,564       *
Sally F. McKenzie...........................................      32,351       *
Tom M. Thomas...............................................      23,446       *
Charles H. Turner...........................................     121,989       *
E. Mitchell Weatherly.......................................     206,116       *
All Directors and Executive Officers as a Group.............   2,913,698      2.98%

---------------

(1) Included in the table are shares acquired through and held by the Company's Stock Purchase Plan. Also included in the table are shares issuable within 60 days of April 7, 2001 to Mr. Burgoyne (17,000 shares), Mr. Ferrari (17,000 shares), Mr. Girouard (720,541 shares), Mr. Hoak (60,264 shares), Mr. Jacobs (63,000 shares), Mr. Lawrence (183,313 shares), Mrs. McKenzie (25,500 shares), Mr. Thomas (17,000 shares), Mr. Turner (96,000 shares), Mr. Weatherly (182,002 shares) and to all Directors and Executive Officers as a group (1,684,475 shares), upon the exercise of stock options granted pursuant to the Company's stock option plans. Nominees Carreker and Katz, as of April 7, 2001, owned no shares of the Company's Common Stock.

(2) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to his or her shares. Includes 15,000 shares over which Mr. Lawrence has shared voting and shared dispositive power.

 *  Represents less than 1% of the outstanding shares of such class.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table indicates the ownership on April 7, 2001, by each person who was known by the Company to own beneficially five percent or more of any class of the Company's Common Stock:

                                                                 SHARES      PERCENT
NAME AND ADDRESS                                              BENEFICIALLY     OF
OF BENEFICIAL OWNER                                             OWNED(1)      CLASS
-------------------                                           ------------   -------
Wellington Management Company, LLP..........................   5,592,650      5.79%
75 State Street
Boston, Massachusetts

---------------

(1) Includes 3,545,160 shares over which it has shared voting power and 5,592,650 shares over which it has shared dispositive power. This information was obtained from the beneficial owner's Schedule 13G Report filed with the Securities and Exchange Commission on December 31, 2000.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation with respect to the past three fiscal years for services rendered in all capacities to the Company and its subsidiaries by the Chief Executive Officer, and the four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                   COMPENSATION
                                              ANNUAL COMPENSATION             -----------------------
                                    ---------------------------------------   AMOUNT OF    AMOUNT OF
                                                                 OTHER        RESTRICTED   SECURITIES
NAME AND                   FISCAL                               ANNUAL          STOCK      UNDERLYING      ALL OTHER
PRINCIPAL POSITION          YEAR     SALARY      BONUS      COMPENSATION(1)   AWARDS(2)     OPTIONS     COMPENSATION(3)
------------------         ------   --------   ----------   ---------------   ----------   ----------   ---------------
Marvin J. Girouard.......   2001    $800,000   $1,332,000       $43,170           --        230,000        $287,274
  Chairman and Chief        2000     755,000      495,470        40,658           --        200,000         167,428
  Executive Officer         1999     725,000      511,125        38,220           --        100,000         160,342
Charles H. Turner........   2001     275,000      305,250        34,953           --         60,000          48,028
  Senior Vice President,    2000     250,000      115,000        30,998           --         50,000          29,993
  Finance, Chief
  Financial                 1999     225,000      105,750        26,207           --         30,000          28,481
  Officer and Treasurer
Jay R. Jacobs............   2001     275,000      305,250        22,132           --         60,000          48,556
  Senior Vice President,    2000     250,000      115,000        23,845           --         50,000          27,591
  Merchandising             1999     225,000      105,750        23,012           --         30,000          32,339
J. Rodney Lawrence.......   2001     212,000      212,000        26,973           --         60,000          41,000
  Senior Vice President,    2000     200,000       75,000        26,363           --         50,000          26,861
  Legal Affairs             1999     190,000       71,440        24,246           --         30,000          26,059
E. Mitchell Weatherly....   2001     202,000      202,000        39,016           --         60,000          39,588
  Senior Vice President,    2000     190,000       70,000        20,324           --         50,000          25,624
  Human Resources           1999     180,000       67,680        41,206           --         30,000          24,776

---------------

(1) Includes reimbursements for club dues, automobile expenses, financial planning and medical expenses.

(2) No restricted stock awards were granted during the periods covered by this table. The total amount and the dollar value (based on the closing price of the Common Stock on the date of grant) of restricted stock held at March 3, 2001, were: Mr. Girouard, 84,825 shares ($1,060,313); Mr. Turner, 4,500 shares ($56,250), Mr. Jacobs, 4,500 shares ($56,250), Mr. Lawrence, 4,500 shares ($56,250) and Mr. Weatherly, 4,500 shares ($56,250).

(3) Includes in fiscal year 2001 the Company's accrued matching contributions under the Company's 401(k) Retirement Plan of $6,227 for Mr. Girouard, $6,677 for Mr. Turner, $4,990 for Mr. Jacobs, $6,538 for Mr. Lawrence and $6,757 for Mr. Weatherly; accrued matching contributions under the Company's Benefit Restoration Plan of $64,857 for Mr. Girouard, $11,896 for Mr. Turner, $14,111 for Mr. Jacobs, $12,923 for Mr. Lawrence and $12,312 for Mr. Weatherly; and accrued matching contributions under the Company's Stock Purchase Plan of $216,190 for Mr. Girouard, $29,455 for Mr. Turner, $29,455 for Mr. Jacobs, $21,539 for Mr. Lawrence and $20,519 for Mr. Weatherly.

     The Company has entered into Post-Employment Consulting Agreements with Messrs. Girouard, Turner, Jacobs, Lawrence, Weatherly and three other executive officers (each individually, an "Executive"). Upon termination of the Executive's employment by the Company prior to retirement other than for "cause" or by the Executive for "good reason," as defined in the agreements, the Company will retain the Executive as a consultant for a maximum of two years, depending on the Executive's number of years of service as an officer of the Company, and pay a monthly fee equal to one-twelfth of his base salary immediately prior to termination. The Executive will also receive 50% of the Executive's cost for continuing medical and dental insurance coverage. If the Executive enters into employment during the consulting period that provides compensation equal to or greater than the amount of the consulting fees, the Company will pay the Executive an immediate one-time payment in the amount of 50% of the difference between the total fees that otherwise would have been payable during the term of the consulting agreement and the aggregate fees actually paid prior to reemployment. If the Executive enters into employment during the consulting period that provides compensation less than the consulting fees, the Company will reduce the monthly consulting fee by the amount of the monthly compensation for reemployment, and at the end of the consulting period will pay the Executive 50% of the difference between the total fees that otherwise would have been payable during the term of the consulting agreement and the aggregate fees actually paid.

     The Company maintains two Supplemental Retirement Plans to aid in attracting and retaining key executives. Messrs. Girouard, Lawrence and Weatherly are fully vested in a plan, adopted by the Company in 1986, which provides that upon death, disability, retirement or other termination (but commencing at retirement age of 65), a participant will receive annual benefits over a period of 15 years (or a discounted lump-sum at the time of retirement in lieu of annual benefits) which, when added to Social Security retirement benefits, generally equal his target percentage of 50% of the average of his highest annual salary and bonus for any three years, increased by 6% per year for 15 years. If a participant retires after age 65, the percentage of his highest average annual salary and bonus (prior to age 65) used to calculate his benefit is increased above 50% by 5% for each year of service after age 65, to a total not greater than 65%. All participants in the plan have elected to receive benefits in a lump-sum distribution rather than annual benefits.

     The following table shows for various levels of average annual compensation the computed annual benefit and the alternative lump-sum benefit, payable at age 65, discounted at a rate equal to the lesser of the Pension Benefit Guaranty Corporation interest rate for immediate annuities (PBGC rate) or a 24 month rolling average of the PBGC rate, and less a calculated Social Security retirement benefit.

                                                            COMPUTED
AVERAGE ANNUAL                                  ANNUAL      LUMP-SUM
COMPENSATION                                   BENEFIT       BENEFIT
--------------                                ----------   -----------
$ 300,000...................................  $  210,762   $ 2,339,059
   400,000..................................     288,349     3,200,121
   500,000..................................     365,936     4,061,183
   600,000..................................     443,522     4,922,245
   700,000..................................     521,109     5,783,307
   800,000..................................     598,695     6,644,369
 1,000,000..................................     753,868     8,366,493
 1,200,000..................................     909,042    10,088,617
 1,500,000..................................   1,141,801    12,671,803
 1,600,000..................................   1,219,388    13,532,882

     The applicable average annual compensation for Mr. Girouard is $1,320,531, for Mr. Lawrence is $291,147 and for Mr. Weatherly is $276,560.

     Messrs. Turner, Jacobs, and three other executive officers participate in a supplemental retirement plan, adopted by the Company in 1995, which provides that upon death, disability, retirement or other termination (but commencing at retirement age), a participant will receive an annuity based on annual benefits which, when added to Social Security retirement benefits, generally equal a percentage (not to exceed a maximum of 60%) of the participant's highest average annual salary and bonus (based on a three-year average). If a participant retires prior to age 65, the percentage of his highest average annual salary and bonus used to calculate his benefit is reduced by 5% for each year his retirement precedes age 65. Benefits vest for each participant at the rate of 10% per year of participation in the plan. Further, benefits accrue for each participant at a rate of 5% per year of credited service with the Company. The years of participation in the plan for Mr. Turner are 5 years and for Mr. Jacobs are 5 years; and the years of credited service for Mr. Turner are 9 years and for Mr. Jacobs are 23 years.

     The following table shows for various levels of average annual compensation the computed annual benefit payable at age 65 including current maximum annual Social Security retirement benefits.

                                                             COMPUTED
AVERAGE ANNUAL                                                ANNUAL
COMPENSATION                                                BENEFIT(1)
--------------                                              ----------
$ 300,000................................................    $180,000
   400,000...............................................     240,000
   500,000...............................................     300,000
   600,000...............................................     360,000
   700,000...............................................     420,000
   800,000...............................................     480,000
 1,000,000...............................................     600,000
 1,200,000...............................................     720,000
 1,500,000...............................................     900,000
 1,600,000...............................................     960,000

     The applicable average annual compensation for Mr. Turner is $367,333 and for Mr. Jacobs is $364,833.
---------------

(1) Assuming full vesting and accrual.

OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth information relating to stock options granted during the fiscal year ended March 3, 2001, to the executive officers named in the Summary Compensation Table.

                                 NUMBER OF     % OF TOTAL
                                 SECURITIES     OPTIONS
                                 UNDERLYING    GRANTED TO       EXERCISE
                                  OPTIONS     EMPLOYEES IN       PRICE        EXPIRATION      GRANT DATE
NAME                             GRANTED(1)   FISCAL YEAR    (PER SHARE)(2)      DATE      PRESENT VALUE(3)
----                             ----------   ------------   --------------   ----------   ----------------
Marvin J. Girouard.............   230,000        14.80%         $10.4375       10/12/10       $1,215,941
Charles H. Turner..............    60,000         3.86           10.4375       10/12/10          317,202
Jay R. Jacobs..................    60,000         3.86           10.4375       10/12/10          317,202
J. Rodney Lawrence.............    60,000         3.86           10.4375       10/12/10          317,202
E. Mitchell Weatherly..........    60,000         3.86           10.4375       10/12/10          317,202

---------------

(1) Options to Messrs. Girouard, Turner, Jacobs, Lawrence and Weatherly covering 230,000, 60,000, 60,000, 60,000 and 60,000 shares, respectively, were granted on October 12, 2000, and become exercisable in annual installments of 25% on each of the four anniversaries of the date of grant. The administrative committee of the stock option plan may permit an employee to tender previously owned shares to pay the exercise price of an option and may permit an employee to satisfy his income tax withholding obligations up to the minimum statutory rate by the delivery of previously owned shares or the withholding of shares otherwise issuable upon exercise of the option. Options will terminate at the time of termination of employment if the termination is for "cause" or for resignation without the consent of the Company, or three months after termination in the case of any other termination, one year after death or disability, or 3 years after retirement.

(2) Exercise price is equal to the current market value at the date of grant.

(3) The present value of options on the date of grant was determined using a variation of the Black-Scholes option pricing model. The estimated values under the Black-Scholes option pricing model are based on the following assumptions at the time of grant: an exercise price equal to the fair market value of the underlying Common Stock; option term of 6 years; interest rate of 5.68%, which represents the interest rate at such option grant date of U.S. treasury securities having a six-year maturity; dividend payment rate of $.16 per share per year; and a volatility factor of 55.9%, which is based on Common Stock prices for a six-year period prior to the date of grant. For purposes of determining these option valuations, a term of six years was used for the length of the option term rather than the actual 10-year option term. Six years represents the historical average length of time from grant date to exercise date for all options previously granted by the Company. These assumptions were made as of the time of grant and may or may not be valid assumptions at later points in time. The actual value, if any, that an executive may realize from the options will be the excess of the market price of the Common Stock on the day of exercising the options over the exercise price of the options. The actual value may or may not be near the value estimated in the table.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table provides information relating to the exercise of stock options by the executive officers named in the Summary Compensation Table during the last fiscal year, and the number and value of exercisable and unexercisable stock options held by such officers at March 3, 2001.

                                                                                         VALUE OF UNEXERCISED
                                                           NUMBER OF SECURITIES              IN-THE-MONEY
                                                          UNDERLYING UNEXERCISED              OPTIONS AT
                                                        OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(2)
                        SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
NAME                      ON EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    ---------------   -----------   -----------   -------------   -----------   -------------
Marvin J. Girouard....          --         $     --       720,541        467,500      $3,852,042     $1,677,500
Charles H. Turner.....      38,563          315,807        96,000        139,500         198,000        480,531
Jay R. Jacobs.........      86,450          570,899        63,000        139,500          46,000        480,531
J. Rodney Lawrence....          --               --       183,313        139,500         895,631        480,531
E. Mitchell
  Weatherly...........      18,617          191,271       182,002        139,500         884,225        480,531

---------------

(1) Computed as the difference between the option exercise prices and the market price of the Common Stock at the date of exercise.

(2) Computed as the difference between the option exercise prices and $12.50 (the closing price of the Common Stock at fiscal year-end).

BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is composed entirely of independent, non-employee directors, establishes, amends and oversees the Company's administration of incentive-based compensation plans and makes recommendations to the Board of Directors on matters relating to other compensation and perquisites for the Chief Executive Officer and other executive officers as the Committee deems appropriate. The Compensation Committee may from time to time retain an independent consultant to assist the Committee in determining compensation levels and programs.

     The Company's overall management compensation philosophy reflects a strong incentive orientation with an aim that more than half of potential senior executive compensation results from performance-based compensation plans. In addition to base salary, executive compensation can include annual bonus, stock options, restricted stock, benefits and perquisites. As management responsibility increases, a greater portion of the executive's compensation is directed toward performance-based programs with larger percentages of potential compensation related to the price of the Company's Common Stock. These incentive programs involve short-term bonus plans to reward annual performance and long-term, stock-based plans to reward the enhancement of shareholder value.

     Section 162(m) of the Internal Revenue Code generally prohibits publicly held companies such as the Company from deducting from corporate income all compensation paid to the chief executive officer or any of the four other most highly compensated officers that exceeds for each officer $1,000,000 during the tax year. Qualifying performance-based compensation paid pursuant to plans approved by shareholders will not be subject to this deduction limitation. It is the intent of the Compensation Committee to take reasonable measures to obtain full corporate tax deductions for compensation paid to the Company's executive officers.

     The base salary level of the Chief Executive Officer is reviewed annually by the Compensation Committee. Base salary is based primarily upon Company growth and individual performance of the executive during the preceding year. The Compensation Committee considers the factors it deems relevant, but does not assign specific weights to different factors.

     During the 2001 fiscal year, the Company maintained an annual bonus plan for the Chief Executive Officer and other employees that paid bonus awards based on the attainment of targeted levels of pretax income, excluding certain non-recurring items. The Compensation Committee believes that pretax income is the main determinant for establishing shareholder value. Each year the Compensation Committee establishes target incentives to be paid when certain pretax income levels are met. These pretax income levels are established based on percentages of the current year's pretax profit plan. Target incentives are expressed as a percentage of the base salary of participants and are competitive when compared to the retail industry.

     Long-term incentives are provided through the grant of stock options. Under the stock option plan, executives and other key employees may be awarded options to purchase Company stock, which in the past have always been at a purchase price of fair market value on the date of grant. Awards under the stock option plan are designed with the intention of promoting the success of the Company and retention of the executive with the Company in a manner that produces value to the employee only when there is a corresponding increase in value to all shareholders.

     Long-term incentives for the senior executives have been awarded in a combination of stock option and restricted stock awards. Restricted stock has been awarded only at the time of the granting of stock options and subject to restrictions that the Compensation Committee established at the time of the award. Rights to transfer the restricted stock by the executive vest only upon the satisfaction of all restrictions. Executives may vote and receive dividends on unvested restricted stock. For the past five years, the Company has annually awarded stock options to the Chief Executive Officer, and restricted stock awards were granted in conjunction with the grant of stock options to the Chief Executive Officer in each of the first two years of the five year period. All stock options were granted with exercise prices of market value at the dates of grant, and the restricted stock was awarded in amounts generally representing 25% of the shares subject to stock options. The Compensation Committee, however, has determined to discontinue the use of restricted stock as part of long-term compensation and will award restricted stock in the future only in exceptional circumstances. The amount of awards to each executive were determined to reward the executive for Company and stock performance and to provide incentives for the executive to remain with the Company. The number of currently held options by each executive was not considered in making stock option and restricted stock awards.

                                                   COMPENSATION COMMITTEE

                                                  Tom M. Thomas (Chairman)
                                                      John H. Burgoyne

BOARD OF DIRECTORS AUDIT COMMITTEE REPORT

     In accordance with its written charter, which was approved in its current form by the Board of Directors on March 31, 2000, the Audit Committee assists the Board in oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. A copy of the Audit Committee charter is attached to this Proxy Statement as Appendix A.

     The Audit Committee consists of three independent members (as independence is defined by the rules of the New York Stock Exchange).

     In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended March 3, 2001 with management and the Company's independent auditors. The Audit Committee also discussed with the Company's independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also considered whether the provision of non-audit services by Ernst & Young LLP, the Company's independent auditors for 2001, to the Company is compatible with maintaining Ernst & Young LLP's independence.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 3, 2001, for filing with the Securities and Exchange Commission.

                                                      AUDIT COMMITTEE

                                               James M. Hoak, Jr. (Chairman)
                                                     Sally F. McKenzie
                                                     Michael R. Ferrari

COMPANY STOCK PERFORMANCE GRAPH

     The following graph provides an indicator of the percentage change during the Company's last five fiscal years of cumulative total shareholder return, assuming the reinvestment of dividends, of the Company's Common Stock, the S&P 500 Index and the S&P Retail Stores Composite Index.

                                                                                                            S&P RETAIL STORES
                                                  PIER 1 IMPORTS, INC.            S&P 500 INDEX              COMPOSITE INDEX
                                                  --------------------            -------------             -----------------
1996                                                     100.00                      100.00                      100.00
1997                                                     133.74                      125.38                      119.96
1998                                                     311.04                      169.28                      183.52
1999                                                     152.00                      202.69                      269.52
2000                                                     138.83                      220.95                      240.79
2001                                                     226.73                      206.93                      264.44

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners during the last fiscal year were observed.

                   PROPOSAL TO AMEND THE STOCK PURCHASE PLAN

     The Pier 1 Imports, Inc. Stock Purchase Plan (the "Plan") was established to provide eligible participants with the opportunity to acquire an ownership interest in the Company and thereby provide those who will be responsible for the continued growth of the Company with a more direct concern about its welfare and a common interest with the Company's other shareholders. The Plan provides a voluntary method of acquiring shares of the Company's Common Stock in convenient installments by payroll and other compensation deductions, supplemented by contributions from the Company.

     The Plan has been in effect since 1980. The Board of Directors has approved an amendment to the Plan, subject to shareholder approval at the Annual Meeting, that would make all employees of the Company eligible to participate in the Plan. Currently, the Plan limits eligibility to full-time employees of the Company.

ELIGIBILITY

     All full-time employees of the Company, and certain of its subsidiaries that have adopted the Plan, who have attained the age of majority of their state of residence and have completed 60 days of full-time employment with the Company or a designated subsidiary are eligible to participate in the Plan as currently in effect. The Plan was amended so that all employees, including full-time and part-time employees who have met the other requirements for eligibility will be eligible subject to and effective upon shareholder approval of the amendment at the Annual Meeting. At April 30, 2001, under the amended Plan the Company would have had approximately 12,045 eligible employees, of which 5,273 were full-time employees and 6,772 were part-time employees. Currently, 1,853 employees are participants in the Plan. Members of the Board of Directors of the Company who are not employees are also eligible to participate in the Plan.

PARTICIPANT ACCOUNTS

     The Company maintains an account in the name of each participant, deducts funds from each participant's pay as authorized and pays monthly to the Plan for each participant's account such deducted funds plus contributions by the Company on the participant's behalf. Such funds are used to purchase shares of Common Stock of the Company (i) on the New York Stock Exchange, or (ii) directly from the Company; provided that no such purchase of Common Stock may be made at a price which is greater than the last sale price or highest current independent bid price, whichever is higher, for such stock on the New York Stock Exchange. The Company currently intends to purchase all shares either on the New York Stock Exchange or from the Company's treasury. Purchased shares are allocated at average cost to the accounts of participants in proportion to the funds received for each respective account. Any broker's commissions or markups on purchases made by the broker are paid by the Company. Broker's commissions, markups or markdowns or other charges in connection with any sales and reinvestment of dividends are payable by participants.

     Each participant, for whose account funds are received, acquires full and immediate ownership of all shares (and fractional interests) of Common Stock allocated to his account. All shares are registered in the name of the Plan and remain so registered until delivery is requested by a participant. Shares of Common Stock held by the Plan in a participant's account may be sold, assigned, hypothecated or otherwise dealt with at will by the participant, and he may request that a certificate for any or all of his full shares be delivered to him at any time. Participation of a participant in the Plan will be terminated upon any assignment or hypothecation by a participant of his interest in the Plan.

     A participant's account is credited with all dividends, if any, paid on full and fractional shares held in his account. Cash dividends are reinvested in Common Stock unless the participant otherwise instructs the Company.

COMPENSATION DEDUCTIONS

     A participant must specify the amount to be withheld from his compensation in multiples of $1.00, with a minimum of $10.00 per pay period and a maximum of 10% of his compensation. A director may contribute to the Plan in amounts not to exceed his monthly director's fees. Subject to the Plan limitations, compensation deductions may be increased or decreased at any time by the participant.

COMPANY CONTRIBUTIONS

     The Company contributes an amount of from 10% to 50% of each participant's monthly compensation deduction, depending upon the participant's length of continuous participation in the Plan. The Company's contribution is as follows:

                                                             COMPANY
YEARS OF CONTINUOUS                                        CONTRIBUTION
PARTICIPATION                                                  RATE
-------------------                                        ------------
less than 1..............................................      10%
greater than or equal to 1 but less than 2...............      20%
greater than or equal to 2 but less than 3...............      30%
greater than or equal to 3 but less than 4...............      40%
greater than or equal to 4...............................      50%

All participants who were allocated Company contributions at a rate of 50% or more at the close of business on October 31, 1985, however, remain at the then existing rate of contribution. A director who is not an employee of the Company may contribute all his director's fees paid by the Company, but the Company will match only 50% of the director's annual retainer fee.

AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors may amend or discontinue the Plan at any time. Any such amendment or termination will not result in the forfeiture of any funds contributed by any participant or the Company, or of any shares or fractional interest in shares purchased for the participant, or of any dividends or other distributions with respect to such shares, that were effective before the effective date of the amendment or termination of the Plan. Certain material amendments to the Plan must be submitted for shareholder approval.

FEDERAL INCOME TAX EFFECTS

     The amount of the participant's and the Company's contribution to the Plan is treated as "earned income" to the participant, and his withholding taxes will be increased appropriately. Assuming federal income tax withholding requirements are satisfied, the Company will be allowed a deduction for the Company's and each participant's contribution to participants' accounts. The amount of any broker's commissions or mark-ups on purchases of Common Stock that are paid by the Company will be treated as income to the participant (and deductible by the Company) to the extent allocated to shares credited to his account.

BENEFITS UNDER THE PLAN

     The following table shows for the persons and groups indicated, the amounts actually contributed in cash by the employee and the Company and the number of shares purchased under the Plan for their respective accounts during the fiscal year ended March 3, 2001. Such amounts would not have been materially different if the proposed amendment had been in effect for such fiscal year.

                                                    EMPLOYEE CASH   COMPANY CASH
NAME AND POSITION                                   CONTRIBUTIONS   CONTRIBUTIONS   SHARES PURCHASED
-----------------                                   -------------   -------------   ----------------
Marvin J. Girouard................................   $  132,537       $132,537           23,739
Charles H. Turner.................................       39,885         19,942            5,347
Jay R. Jacobs.....................................       39,885         19,942            5,347
J. Rodney Lawrence................................       29,377         14,689            3,936
E. Mitchell Weatherly.............................       27,838         13,919            3,729
All Executive Officers............................      189,407         99,304           25,805
Non-Executive Directors...........................        2,400          1,200              329
Non-Executive Officer Employees...................    1,761,654        805,986          238,347

PROPOSED AMENDMENT

     The Board of Directors has determined that it is in the best interests of the Company to amend the Plan to change an element of the participation eligibility from full-time employees to all employees which would include all full-time and part-time employees. A copy of the Company's Stock Purchase Plan, as amended, is attached to this Proxy Statement as Appendix B. Adoption of this Proposal requires approval by the affirmative vote of the holders of at least a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

     MANAGEMENT RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                 OTHER BUSINESS

     No other matters are scheduled to be presented for action at the meeting other than the matters described in this Proxy Statement. If any other business should properly come before the meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors of the Company annually selects independent public accountants to serve as auditors for the upcoming fiscal year. The Board plans to select auditors for the 2002 fiscal year at the meeting of the Board of Directors which follows the Annual Meeting of Shareholders.

     The Board of Directors appointed Ernst & Young LLP as auditors for the Company for fiscal year 2001. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions from Shareholders.

INDEPENDENT AUDITOR FEES

     The Company paid Ernst & Young LLP the following fees for services rendered during the fiscal year ended March 3, 2001:

          Audit Fees: For audit fees in connection with Ernst & Young LLP's review and audit of the Company's annual financial statements for the fiscal year ended March 3, 2001 and that firm's review of the Company's interim financial statements included in its Quarterly Reports on Form 10-Q for that fiscal year, the Company paid Ernst & Young LLP approximately $311,000.

          Financial Information Systems Design and Implementation Fees: The Company did not engage Ernst & Young LLP to provide advice regarding financial information systems design and implementation during the fiscal year ended March 3, 2001.

          All Other Fees: The Company paid Ernst & Young LLP approximately $911,000 for all other non-audit related services.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     The date by which Shareholder proposals must be received by the Company for inclusion in the Proxy Statement for the 2002 Annual Meeting of Shareholders is January 19, 2002.

     A Shareholder desiring to bring a matter before the 2002 Annual Meeting of Shareholders that will not be contained in the Proxy Statement, including the nomination of an individual for election as a director, must comply with the advance notice provisions of the Company's By-laws. The By-laws require that notice of the matter must be received by the Company no earlier than April 1, 2002, and no later than April 29, 2002. The Secretary of the Company may be contacted to obtain the specific information regarding the matter that must be provided to the Company with the advance notice.

PROXY SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The services of Georgeson Shareholder Communications Inc. will be employed for the purpose of facilitating the solicitation. The fees of Georgeson Shareholder Communications Inc. in this connection will be borne by the Company and are not expected to exceed $5,000 plus mailing and delivery expenses. In addition to solicitations by mail, officers and employees of the Company may solicit proxies personally and by telephone or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket and clerical expenses.

                             YOUR VOTE IS IMPORTANT

     You are encouraged to let us know your preference by completing and returning the enclosed proxy card.

                                            /s/ J. RODNEY LAWRENCE
                                            J. Rodney Lawrence
                                            Secretary

May 22, 2001

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER

POLICY

     The Audit Committee's function is to provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to the Company's accounting, auditing, financial reporting and systems of internal controls regarding finance and accounting. In so doing, the Committee should foster free and open communications among the directors, the independent auditors, the internal auditors and the financial and senior management of the Company.

     The Company's independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, and the Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and replace the independent auditors.

COMPOSITION

     The Audit Committee shall consist of at least three directors, each of whom has no relationship with the Company that may interfere with the exercise of his or her independence from management and the Company, as required by the listing standards of the New York Stock Exchange. In that connection, no member of the Committee may (i) be an employee of the Company or any of its affiliates or an immediate family member of an executive officer of the Company or any of its affiliates until three years following the termination of that employee's or executive officer's employment, (ii) have had a business relationship, direct or indirect, with the Company within the prior three years, unless the Board of Directors determines in its business judgment that the relationship does not interfere with that person's exercise of independent judgment or (iii) be an executive of another corporation where any of the Company's executives serve on that corporation's compensation committee. All members of the Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable time after their appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

RESPONSIBILITIES

     The Committee will meet at least four times each year or more frequently as circumstances require. In connection with fostering open communication among groups providing accounting, auditing and financial reporting services for the Company, the Committee will meet at least annually with the independent auditors, the internal auditor and financial and senior management in separate sessions to discuss any matter that the Committee or any of these groups believes should be discussed privately.

     In fulfilling its responsibilities, the Committee is expected to:

     - Recommend to the Board of Directors each year a firm of independent auditors for the Company, periodically evaluate the performance of the independent auditors and, when appropriate, recommend their replacement;

     - Require the independent auditors to submit annually to the Committee a formal written statement describing all relationships between the auditors and the Company; review and discuss with the independent auditors all of their relationships or services that may impact their objectivity and independence; and recommend to the Board of Directors appropriate action to ensure the independence of the independent auditors;

     - Confer with the independent auditors and the internal auditor as to the scope of each of their proposed audits, including directing special attention to specific matters or areas deemed by the Committee or the independent auditors or internal auditors to be of special significance; and confirm both of the auditors' understanding that they have the authority and responsibility to inform the Committee of any unresolved issues they encounter;

     - Consult with management on the appointment of the internal auditors; review the proficiency, capabilities and independence of the internal auditors;

     - Review the findings and recommendations of the independent auditors on completion of their annual audit;

     - Review with the independent auditors and the internal auditors, outside the presence of management, any significant disagreements with management and unresolved issues;

     - Review with management and the independent auditors the Company's year-end financial statements and report of the independent auditors;

     - Review by the Chairman of the Committee the quarterly earnings release prior to its public dissemination; review the Company's Form 10-Q prior to its filing;

     - Discuss with the independent auditors their judgments about the clarity of the Company's financial disclosure practices and the quality and appropriateness of the accounting principles and estimates and other judgments applied in the Company's financial reporting;

     - Review, in consultation with the independent auditors, the internal auditors and the financial management of the Company, the adequacy of the Company's financial controls and procedures and financial reporting procedures and financial reporting process;

     - Review at least annually the findings and recommendations of the internal auditors and management's actions regarding internal audit recommendations;

     - Consider and approve, if appropriate, changes to accounting principles applied in the Company's financial reporting;

     - At its discretion, review the expense reports of the Chief Executive Officer;

     - Consider annually and recommend to the Board of Directors, as appropriate, changes to the Committee charter;

     - Consult with and retain such advisors and consultants as the Committee deems necessary, including legal counsel, who may be counsel to the Company; and

     - Report all actions taken at its meetings to the Board of Directors at the next following meeting of the Board.

                                   APPENDIX B

                              PIER 1 IMPORTS, INC.
                              STOCK PURCHASE PLAN
                      RESTATED AS AMENDED DECEMBER 8, 2000

                                PURPOSE OF PLAN

     The purpose of the Pier 1 Imports, Inc. Stock Purchase Plan (the "Plan") is to provide Eligible Participants with the opportunity to acquire an ownership interest in Pier 1 Imports, Inc. (the "Company") and thereby provide those who will be responsible for the continued growth of the Company with a more direct concern about its welfare and a common interest with the Company's other shareholders. The Plan provides a voluntary method of acquiring shares of Common Stock in convenient installments by compensation deductions, supplemented by contributions from the Company.

                                   ARTICLE I

                                  ELIGIBILITY

     All employees of the Company who have attained the age of majority of their state of residence and have completed 60 days of employment with the Company will be eligible to participate in the Plan, at their election; provided, however, that a Participant who has withdrawn from the Plan will again be eligible to participate only after a period of 12 months from the date of such withdrawal. Members of the Board of Directors of the Company who are not employees shall also be eligible to participate in the Plan.

                                   ARTICLE II

                                 PARTICIPATION

     An Eligible Participant at his election may enroll as a Participant by filling in and signing a form of compensation deduction authorization. Such forms may be obtained through the Human Resources Department of the Company. Enrollment shall become effective and the Company will establish an Account for Participant on the first day of the first month after the authorization for compensation deductions is received by the Company or as soon thereafter as practicable.

                                  ARTICLE III

                              METHOD OF OPERATION

     The Company, assisted by the Administrative Committee, will administer the Plan and will establish an Account in the name of each Participant. The Company will deduct funds from each Participant's pay as authorized and will pay monthly to the Plan for the Account of such Participant such deducted funds plus contributions by the Company on behalf of Participant. Such funds will promptly be used to purchase shares of Common Stock (i) on the New York Stock Exchange by a Broker designated by the Administrative Committee of the Company or (ii) directly from Pier 1 Imports, Inc.; provided that no such purchase of Common Stock may be made at a price which is greater than the last sale price or highest current independent bid price, whichever is higher, for such stock on the New York Stock Exchange. Such shares will be allocated to the Accounts of Participants, at the average cost thereof, in proportion to the funds received for each respective Account. Allocation will be made in full shares of Common Stock and fractional interests therein to the one-thousandth of a share.

     Any Broker's commissions or markups on purchases made by the Broker will be paid by the Company. Broker's commissions, markups or markdowns or other charges in connection with sales and reinvestment of dividends will be payable by Participants.

                                   ARTICLE IV

                             COMPANY CONTRIBUTIONS

     The Company will contribute an amount which will range from 10% to 50% of each Participant's monthly compensation deduction, depending upon Participant's length of continuous participation in the Plan. A Director may participate in the Plan, as well as all other contributory employee benefit plans of the Company, but only in amounts not to exceed his monthly Director's fees. The Company's contribution will be as follows:

                                    SCHEDULE

                                                    COMPANY CONTRIBUTION
YEARS OF CONTINUOUS PARTICIPATION                           RATE
---------------------------------                   --------------------
less than 1 year.................................           10%
greater than or equal to 1 year but less than 2
  years..........................................           20%
greater than or equal to 2 years but less than 3
  years..........................................           30%
greater than or equal to 3 years but less than 4
  years..........................................           40%
greater than or equal to 4 years.................           50%

     Provided, however, at the close of business on October 31, 1985, all Participants who were allocated Company contributions at a rate of 50% or more shall remain at the then existing rate of contribution, and Participants who were allocated Company contributions at a rate of less than 50% shall after such date participate in the Plan at the Company Contribution Rate which applied to such Participant on October 31, 1985, and thereafter, the Company Contribution Rate shall increase based on Participant's Years of Continuous Participation to a maximum rate of 50%. The maximum amount a Participant may contribute through compensation deductions is 10% of his compensation. A Director who is not an employee of the Company may participate in the Plan and contribute all his Director's fees paid by the Company; however, the Company shall match only 50% of the Director's annual retainer fee which shall be determined by the Board of Directors of the Company from time to time. A Participant's Years of Continuous Participation in the Plan shall be calculated on January 1 and July 1 of each year, and only complete Years of Continuous Participation in the Plan shall be used on such dates to determine Participant's applicable Company Contribution Rate.

                                   ARTICLE V

                            COMPENSATION DEDUCTIONS

     A Participant will specify in the compensation deduction authorization, in multiples of $1.00, the amount to be withheld from his Compensation, with a minimum of $10.00 per pay period and a maximum as provided in Article IV hereof. Compensation deductions will be made from each check payable to a Participant, and authorization will remain effective until revised or terminated as hereinafter provided.

     Compensation deductions may be increased or decreased (in multiples of $1.00, subject to the minimum and maximum limitations set forth above) at any time by Participant's written request submitted to the Human Resources Department of the Company. Commencement of increases or decreases of deductions will become effective on the first day of the first month after a Participant's request is received by the Company or as soon thereafter as practicable.

                                   ARTICLE VI

                     TERMINATION OF COMPENSATION DEDUCTIONS

     A Participant's compensation deduction authorization shall automatically terminate without notice upon his death or termination of his employment and may be terminated at any time by Participant's written request submitted to the Human Resources Department of the Company. Voluntary termination of deductions shall become effective on the first day of the first month after receipt by the Human Resources Department of the Company of a Participant's request or as soon thereafter as practicable. After termination of payroll authorization, a Participant may maintain or close his Account as herein provided in Article IX. An employee who has terminated his compensation deduction authorization may not re-enter the Plan within 12 months after the effective date of such termination but may thereafter re-enter the Plan by following the procedure set forth in Article II.

                                  ARTICLE VII

                        AMENDMENT OR TERMINATION OF PLAN

     The Board of Directors reserves the right to amend or discontinue the Plan at any time. Any such amendment or termination will not result in the forfeiture of any funds deducted from the Compensation of any Participant or contributed by the Company on behalf of any Participant, or of any shares or fractional interest in shares purchased for Participant, or of any dividends or other distributions in respect of such shares, effective before the effective date of the amendment or termination of the Plan.

     Any amendment to the Plan will be submitted to the shareholders for approval by a majority of the shares present or entitled to a vote at a meeting called therefor, if the amendment would:

          (a) materially increase the benefits accruing to participants under the Plan; or

          (b) materially increase the number of securities which may be issued under the Plan; or

          (c) materially modify the requirements as to eligibility for participation in the Plan.

                                  ARTICLE VIII

                             PARTICIPANT'S ACCOUNTS

     Each Participant for whose Account funds were received immediately acquires full ownership of all shares of Common Stock and any fractional interest therein when the shares are allocated to his Account. All shares will be registered in the name of the Plan and will remain so registered until delivery of the shares to the Participant pursuant to the Plan. A Participant's participation will terminate if he assigns or hypothecates his interest in the Plan. Shares of Common Stock held by the Plan in a Participant's Account may be sold, assigned, hypothecated or otherwise dealt with at will by Participant, and he may request that a certificate for any or all of his full shares be delivered to him at any time. Any such action may, however, result in the automatic withdrawal of Participant from the Plan (see Article IX, "Withdrawal from the Plan").

     A Participant's Account will be credited with all dividends, if any, paid in respect to the full shares and any fractional interest in shares held in his Account. Cash dividends will be reinvested in Common Stock following payment thereof unless Participant instructs the Company to the contrary.

     Stock dividends and/or any stock splits in respect of shares held in Participant's Account will be credited to the Account without charge. Distributions of other securities and rights to subscribe will be sold and the proceeds will be handled in the same manner as a cash dividend.

     A Participant will receive quarterly and annual statements of his Account. Such statements should be retained by Participant as a permanent record.

     The Company will send to each Participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other materials distributed by the Company to its shareholders. Upon receipt of instructions from a Participant, the administrator of the Plan will vote, or exercise dissenter's rights when applicable, full shares of Common Stock in Participant's Account in accordance with the instructions of Participant. The administrator of the Plan will vote, or exercise dissenter's rights when applicable, shares of Common Stock in Participants' Accounts for which no instructions were received in the same proportion as shares for which instructions were received are voted.

     In the event of a tender offer for Common Stock, the Company will send to each Participant the tender offer documents and other materials relating to such tender offer that are received by the Plan as a holder of

Common Stock, together with a form to provide instructions whether to direct the administrator of the Plan to tender into the tender offer the Common Stock in a Participant's Account. Upon receipt of instructions from a Participant, the administrator of the Plan will take such action as directed by Participant. In addition, the administrator of the Plan will tender into such tender offer only that number of shares of Common Stock for which valid instructions were not received from Participants that bears the same ratio to the total of all shares for which valid instructions were not received as the number of shares for which valid instructions to tender into the tender offer bears to the total number of shares in Participants' Accounts.

                                   ARTICLE IX

                            WITHDRAWAL FROM THE PLAN

     A Participant may withdraw from the Plan at any time by delivering, to the Company's Human Resources Department, a written notice of terminating his compensation deduction authorization. Further, a Participant will be automatically withdrawn from the Plan upon any delivery of certificates from the Plan or the sale by the Company of any of the shares in the Account pursuant to Participant's instructions, except that without so withdrawing, all shares in the Account of each Participant shall be automatically distributed to the Participant at least once each calendar year. A Participant who withdraws from the Plan may not re-enter the Plan for a period of 12 months following such withdrawal, but may thereafter re-enter upon submission of a new compensation deduction form.

                                   ARTICLE X

                    RESALE OF STOCK ACQUIRED UNDER THE PLAN

     Participants acquiring shares pursuant to the terms of the Plan may sell or transfer such shares in any manner permitted by law; provided, however, that the automatic withdrawal provisions of Article IX herein may be applicable to any such sale or transfer. Participants who are deemed to be "affiliates" of the Company within the meaning of the Securities Act of 1933 ("Act") may sell or transfer such shares only in accordance with the provisions of Rule 144 under such Act, in a transaction otherwise exempt from registration under such Act or pursuant to an effective registration under such Act.

                                   ARTICLE XI

                         FEDERAL INCOME TAX WITHHOLDING

     Both the amount of the compensation deductions and the Company's contribution to the Plan are treated as "earned income" to Participant under the Internal Revenue Code of 1954, as amended ("Code"), and the Company will withhold from the balance of a Participant's Compensation federal income tax (and state and local taxes where applicable), upon the basis of each Participant's income subject thereto. Hence, when a Participant authorizes a specific compensation deduction, his withholding taxes on his remaining Compensation will be increased to cover the withholding taxes on the amount deducted and the Company's contributions on behalf of such Participant.

     Upon the sale of stock acquired pursuant to the Plan, a Participant will have a taxable gain or loss depending upon the selling price and tax basis of the stock. The sale will result in a capital transaction and will be subject to the provisions of the Code, particularly those which deal with capital gains and losses. Participants should discuss their particular tax circumstances and consequences of sales with their tax advisors.

                                  ARTICLE XII

                                 MISCELLANEOUS

     1. Neither the act of establishing the Plan nor any provision thereof or action taken thereunder shall be construed as giving any Participant the right to be retained as an employee of the Company, and the right of the Company to dismiss or discharge any employee is specifically reserved.

     2. The Company may require compliance with or satisfaction of any legal requirement which may be deemed by it necessary as a condition for participation in the Plan or for distribution or payment of interests or benefits thereunder.

     3. By his act of participating in the Plan, or of accepting any benefits thereunder, a Participant and any person claiming under or through him shall thereby be conclusively deemed to have accepted and consented to the application to him of the provisions of the Plan.

     4. Neither the Company nor any Director, officer, employee or agent of the Company warrants or represents in any way to any Participant that the value of Common Stock will increase or will not decrease or that dividends will be paid on Common Stock, either at all or at any particular level. Each Participant assumes all risks in connection with changes in value of Common Stock and all risks that dividends may not be paid, either at all or at any particular level.

     5. Any words used herein in the masculine gender shall be construed as though they were used in the feminine gender wherever appropriate.

     6. The Plan is hereby amended and restated in its entirety as of December 8, 2000.

                                  ARTICLE XIII

                                  DEFINITIONS

     For the purpose of the Plan, unless the context clearly or necessarily indicates the contrary, the following words and phrases shall have the meanings set forth in the definitions below:

          a. "Account" shall mean the separate Account established and maintained for each Participant pursuant to Article VIII hereof.

          b. "Administrative Committee" shall mean the committee which may be formed to assist the Company in the administration of the Plan, the members of which shall be appointed by the Board of Directors. The committee shall be comprised of not less than two Directors of the Company to administer the Plan. Only "Disinterested Persons" as that term is defined in Rule 16b-3(b) promulgated under the 1934 Act, as amended, shall be eligible to serve as members of the committee.

          c. "Board of Directors" shall mean the Board of Directors of Pier 1 Imports, Inc.

          d. "Broker" shall mean the broker appointed by the Administrative Committee pursuant to Article III.

          e. "Common Stock" shall mean shares of common stock, par value $1 per share, of Pier 1 Imports, Inc.

          f. "Company" shall mean any division, office or employing unit of Pier 1 Imports, Inc., a Delaware corporation, its successors and assigns and any of its subsidiaries both corporate and non-corporate (including, but not limited to, any business trust) any of which shall be so designated by the Board of Directors and which shall adopt the Plan by action of its board of directors, or other governing person or entity, if applicable.

          g. "Compensation," whether paid currently or deferred pursuant to a written agreement between the employee and the Company, shall mean the employee's gross base pay, overtime pay, and incentive cash bonuses. The definition of Compensation shall not include severance pay, insurance and unemployment benefits and other remuneration, including without limitation, stock options, retirement plan contributions, cash payments under any stock option or similar arrangements measured by stock values, supplemental insurance benefits, benefits payable under any type of employee benefit plan, Company contributions to any retirement plan and reimbursement for expense, all determined in accordance with such rules, regulations or standards as may be prescribed by the Board of Directors.

          h. "Eligible Participant" shall mean any employee or Director who meets the requirements stated in Article I.

          i. "Participant" shall mean any employee or outside Director of the Company who elects in accordance with the provisions of the Plan to participate in the Plan through authorized compensation deductions and so notifies the Human Resources Department in writing.

          j. "Plan" shall mean the Pier 1 Imports, Inc. Stock Purchase Plan.

                              PIER 1 IMPORTS, INC.
                         301 Commerce Street, Suite 600
                             Fort Worth, Texas 76102
                                      PROXY

         Solicited on Behalf of the Board of Directors for Annual Meeting of Shareholders, June 28, 2001

         The undersigned hereby appoints MARVIN J. GIROUARD, MARK L. HART, JR. and J. RODNEY LAWRENCE, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of the Common Stock of Pier 1 Imports, Inc. held of record by the undersigned on May 2, 2001, at the annual meeting of shareholders to be held at 10:00 a.m. local time on June 28, 2001 at the Renaissance Worthington Hotel, Trinity Ballroom, 200 Main Street, Fort Worth, Texas, and any adjournment thereof.

         This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the directors nominated, and "FOR" the proposal to approve the amendment to the Company's Stock Purchase Plan.

         You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card or vote by telephone.

(Continued and to be signed and dated on the reverse side)

--------------------------------------------------------------------------------
                                                   Please mark your votes as
                                                   indicated in this example [x]


Proposal 1. Election of Directors

FOR all nominees [ ]    WITHHOLD AUTHORITY to vote   [ ]         *EXCEPTIONS [ ]
listed below            for all nominees listed below

Nominees: 01 Marvin J. Girouard, 02 James D. Carreker, 03 James M. Hoak, Jr., 04 Tom M. Thomas, 05 John H. Burgoyne, 06 Michael R. Ferrari and 07 Karen W. Katz

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space below.)

*Exceptions
            --------------------------------------------------------------------

Proposal 2.  Proposal to approve the amendment to the Company's Stock Purchase
             Plan.


          FOR [ ]                 AGAINST [ ]               ABSTAIN [ ]



Proposal 3.  In their discretion, the Proxies are authorized to vote as described in the Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.


Change of Address and/or [  ]           Please date, sign and return promptly in
Comments Mark Here                      the enclosed envelope.


Signature                           Signature                    Date
         ------------------                   -----------------      -----------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                              TO VOTE BY TELEPHONE

             YOUR VOTE IS IMPORTANT! - YOU CAN VOTE BY TELEPHONE OR
                BY MAILING BACK YOUR SIGNED AND DATED PROXY CARD

TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day-7 days a week

    There is NO CHARGE to you for this call. - Have your proxy card in hand.

You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

OPTION 1:    To vote as the Board of Directors recommends on ALL proposals, press 1

                    When asked, please confirm by Pressing 1.


OPTION 2:    If you choose to vote on each Proposal separately, press 0. You will hear these instructions:

             Proposal 1 -  To vote FOR ALL nominees, press 1; to WITHHOLD FOR
                           ALL nominees, press 9

                           To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions

             Proposal 2 -  To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                    When asked, please confirm by Pressing 1.

NOTE: IF YOU VOTE BY TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.

                              THANK YOU FOR VOTING.